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                                                                    EXHIBIT 99.3


                          CONSENT OF BARBARA R. CAMBON


I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement to be filed by BioMed Realty Trust, Inc., on Form S-11 and the related Prospectus and amendments thereto.

Dated: June 1, 2004                        /s/ BARBARA R. CAMBON
                                           ------------------------
                                           Barbara R. Cambon